Exhibit 99.1

SunPower and Jiawei SolarChina Sign Silicon Ingot Pulling and Wafer Agreement

SAN JOSE, Calif., Dec 07, 2007 /PRNewswire-FirstCall via COMTEX News Network/ -- SunPower Corporation (Nasdaq: SPWR), a Silicon Valley-based manufacturer of high-efficiency solar cells, solar panels and solar systems, today announced that it has signed a five-year agreement with Jiawei SolarChina Co., Ltd. (Jiawei) to secure a supply of monocrystalline silicon ingots and silicon wafers.

Jiawei is affiliated with SunEnergy, SunPower's solar panel assembly partner, and plans to scale its operations to 200 ingot pullers in Beijing, China. Beginning in 2008, SunPower will purchase sufficient silicon in ingot and wafer forms to satisfy production requirements that represent more than 900 megawatts of solar cell production based on SunPower's expected silicon utilization during the agreement period and subject to contract conditions. SunPower will provide polysilicon to Jiawei during the life of this agreement.

"Our partnership with Jiawei will diversify our upstream supply chain," said PM Pai, chief operating officer at SunPower Corp. "As we scale and expand our silicon supply base into China, we are pleased to extend our relationship with our partner, Jiawei."

About SunPower

SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar electric systems worldwide for residential, commercial and utility-scale power plant customers. SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit http://www.sunpowercorp.com. SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not represent historical facts. The company uses words such as "plans," "will," "expected," and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, the company's plans and expectations regarding Jiawei's plans to scale its operations to 200 ingot pullers in Beijing, China, the company's purchasing sufficient silicon in ingot and wafer forms to satisfy production requirements that represent more than 900 megawatts of solar cell production based on the company's expected silicon utilization during the agreement period, the company's providing polysilicon to Jiawei during the life of the agreement, and the agreement diversifying the company's upstream supply chain. These forward-looking statements are based on information available to the company as of the date of the release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward- looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company's control. In particular, risks and uncertainties that could cause actual results to differ include risks associated with (i) the company's ability to ramp new production lines; (ii) the company's ability to realize expected manufacturing efficiencies; (iii) the company's ability to reduce kerf loss and otherwise achieve anticipated reductions in silicon usage efficiency; (iv) production difficulties that could arise; (v) the success of the company's ongoing research and development efforts; (vi) the company's ability to obtain adequate supply of polysilicon, ingots and wafers to manufacture the company's products and the price the company pays for such materials; (vii) the price and availability of cells and solar panels; (viii) business and economic conditions and growth trends in the solar power industry; (ix) the continuation of governmental and related economic incentives promoting the use of solar power; (x) the potential renegotiation of or non-performance by parties to the company's supply and customer contracts; (xi) unforeseen manufacturing equipment delays at the company's fabrication facilities and panel factories; and (xii) other risks described in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp. All other trademarks are the property of their respective owners.